Exhibit 10.3

NERVGEN PHARMA CORP.

2026 EQUITY INCENTIVE PLAN

ARTICLE I.
PURPOSE

The purpose of this NervGen Pharma Corp., 2026 Equity Incentive Plan (this “Plan”) is to promote the success of the Company’s business for the benefit of its shareholders by aligning employee and shareholder interests through the grant of awards to offer Eligible Individuals equity-based incentives in order to attract, retain, and reward such individuals and strengthen the alignment of interests between such individuals and the Company’s shareholders.

This Plan supersedes and replaces the NervGen Pharma Corp., Amended and Restated Stock Option Plan (the “Prior Plan”) in its entirety. The Company may not grant awards under the Prior Plan on or following the Effective Date. Awards granted under the Prior Plan prior to the Effective Date will remain subject to the terms and conditions set forth in the Prior Plan.

ARTICLE II.
DEFINITIONS

2.1           “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.2           “Applicable Law” means the requirements applicable to the Company or any Eligible Individual relating to equity- or cash-based compensation, as applicable, and the related equity interests under U.S. and Canadian federal, state, provincial, and local law, as applicable, foreign law, the rules or requirements of any stock exchange or quotation system on which the Shares are listed or quoted, and any other applicable laws, including the Code and other tax laws.

2.3           “Award” means an award under this Plan of any Stock Option, Restricted Stock Unit, Dividend Equivalent Right, or Other Stock-Based Award.

2.4           “Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award.

2.5           “Board” means the Board of Directors of the Company.

2.6           “Cause” means, unless otherwise defined in the applicable Award Agreement, either (a) where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or term of like import), “cause” (or term of like import) as defined under such agreement, or (b) where clause (a) above does not apply, the Participant’s (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act or omission involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) substantial and repeated failure to perform duties as reasonably directed by the person to whom the Participant reports, (iii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute, (iv) gross negligence or willful misconduct with respect to the Company or an Affiliate, (v) material violation of the Company’s policies or codes of conduct, including policies related to discrimination, harassment, performance of illegal or unethical activities, or ethical misconduct, or (vi) breach of any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Participant and the Company or an Affiliate.

2.7           “Change in Control” means each of the following, unless otherwise set forth in the applicable Award Agreement or other written agreement with a Participant that is approved by the Committee:

(a)               any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control as defined in Section 2.7(b),

(b)               a merger, amalgamation, arrangement, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, amalgamation, arrangement, reorganization, or consolidation after which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect parent of the Company or such surviving entity) outstanding immediately after such merger, amalgamation, arrangement, reorganization, or consolidation; provided, however, that a merger, reorganization, or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in Section 2.7(a)) acquires more than 50% of the combined voting power of the Company’s then-outstanding securities will not constitute a Change in Control,

(c)               during any two-year period, individuals who, at the beginning of such period, constitute a majority of the Board together with any new director(s) (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.7(a) or (b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(d)               a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that provides for a “deferral of compensation” within the meaning of Section 409A that is payable upon a Change in Control, an event will not constitute a Change in Control under this Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.

2.8           “Change in Control Price” means the highest price per Share paid in any transaction related to a Change in Control.

2.9           “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific section of the Code or regulation thereunder includes such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.10         “Committee” means any committee of the Board duly authorized by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee must consist solely of two or more members of the Board who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b) and (b) “independent” under the listing standards or rules of the securities exchange upon which the Shares is traded, but only to the extent that such independence is required in order to take the action at issue pursuant to such standards or rules. If no committee is duly authorized by the Board to administer this Plan, the term “Committee” will be deemed to refer to the Board for all purposes under this Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.

2.11         “Company” means NervGen Pharma Corp., a corporation governed by the Business Corporations Act (British Columbia), and its successors by operation of law.

2.12         “Consultant” means any natural person who is an advisor or consultant or other service provider to the Company or any of its Affiliates unless the Committee determines that an exemption from applicable prospectus requirements is not available with respect to the grant of an Award to such person.

2.13         “Detrimental Conduct” means a Participant’s serious misconduct or unethical behavior, including any of the following: (a) any violation by the Participant of a restrictive covenant agreement to which the Participant is a party with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.), (b) any conduct by the Participant that could result in the Participant’s Termination of Service for Cause, (c) the commission of a criminal act by the Participant, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant causing reputational harm to the Company, an Affiliate, or a client or former client of the Company or an Affiliate, (d) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or customer or a former client or customer of the Company or an Affiliate, or (e) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures.

2.14         “Disability” means, unless otherwise defined in the applicable Award Agreement, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, after accounting for reasonable accommodations (if applicable and required by Applicable Law); provided, however, for purposes of an Incentive Stock Option, the term Disability will have the meaning ascribed to it under Section 22(e)(3) of the Code. The Committee will determine whether an individual has a Disability, and in so doing the Committee may rely on any determination that a Participant is disabled for purposes of eligibility for benefits under any long-term disability plan in which the Participant participates that is maintained by the Company or any Affiliate.

2.15         “Dividend Equivalent Right” means a right granted to a Participant under this Plan to receive, subject to the terms of the applicable Award Agreement, the equivalent value (in cash or Shares) of dividends paid on Shares.

2.16         “Effective Date” means the effective date of this Plan as defined in ARTICLE XIII.

2.17         “Eligible Employee” means an employee of the Company or any of its Affiliates. An employee on a leave of absence may be an Eligible Employee.

2.18         “Eligible Individual” means an Eligible Employee, Non-Employee Director, or Consultant whom the Committee designates in its discretion as eligible to receive an Award in accordance with the terms and conditions of this Plan.

2.19         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific section of the Exchange Act or regulation thereunder includes such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.20         “Fair Market Value” means, unless otherwise required by Applicable Law, as of any date and except as provided below, either (a) the last sales price reported for the Shares on the applicable date on the principal national securities exchange in the United States on which they are then traded, listed, or otherwise reported or quoted or the value of the Shares as determined by the Committee applying any other reasonable method using actual transactions in the Shares as reported on such exchange in accordance with the requirements of Section 409A or other Applicable Law, or (b) if the Shares are not traded, listed, or otherwise reported or quoted on a national securities exchange in the United States, the Committee will determine in good faith the Fair Market Value in whatever manner it considers appropriate. When determining Fair Market Value under clause (a) above for any purpose in connection with the grant of an Award, the date of determination will be the trading day immediately prior to the date on which the Award is granted. When determining Fair Market Value under clause (a) above for any purpose in connection with the exercise of an Award, the date of determination will be the date on which a notice of exercise is received by the Company or, if not a date on which the applicable market is open, the next day on which it is open.

2.21         “Family Member” has meaning given to it in the general instructions of Form S-8.

2.22         “Incentive Stock Option” means any Stock Option granted to an Eligible Employee who is an employee of the Company, its Parents, or its Subsidiaries and that is intended to be, and is designated in the applicable Award Agreement as, an “incentive stock option” within the meaning of Section 422 of the Code.

2.23         “Non-Employee Director” means a director on the Board who is not an employee of the Company.

2.24         “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.25         “Other Stock-Based Award” means an award pursuant to ARTICLE VIII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares, but may be settled, subject to the terms of the applicable Award Agreement, in the form of Shares or cash.

2.26         “Parent” means any “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

2.27         “Participant” means an Eligible Individual who has accepted and holds an Award.

2.28         “Person” has the meaning given to it in Sections 13(d) and 14(d) of the Exchange Act.

2.29         “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, subject to the terms of the applicable Award Agreement, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date.

2.30        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.31         “Section 409A” means Section 409A of the Code.

2.32         “Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to a specific section of the Securities Act or regulation thereunder includes such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.33         “Shares” means the common shares, no par value per share, of the Company.

2.34          “Stock Option” means an option to purchase Shares pursuant to ARTICLE VI.

2.35         “Subsidiary” means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.36        “Ten-Percent Shareholder” means a Person owning stock representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, its Parent, or its Subsidiaries.

2.37         “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Committee, (a) if a Participant’s employment or services with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status will not be deemed a Termination of Service with the Company and its Affiliates, and (b) a Participant employed by, or performing services for, an Affiliate that ceases to be an Affiliate will also be deemed to have suffered a Termination of Service if the Participant does not immediately thereafter become an employee of, or other service provider to, the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award that provides for a “deferral of compensation” within the meaning of Section 409A that is payable upon a Termination of Service, a Participant will not be considered to have suffered a “Termination of Service” for purposes of payment of such Award unless the Participant has suffered a “separation from service” within the meaning of Section 409A.

ARTICLE III.

ADMINISTRATION

3.1           Authority of the Committee. The Committee will administer this Plan in accordance with its terms and Applicable Law, and in furtherance thereof, the Committee will have complete authority at any time and from time to time, in its sole discretion, to cause the Company to grant Awards to Eligible Individuals and to do the following, in each case to the extent not inconsistent with the terms of this Plan:

(a)               determine whether and to what extent one or more Awards are to be granted to one or more Eligible Individuals,

(b)               determine the number of Shares or cash amount to be covered by Awards,

(c)              determine the terms and conditions of Awards, including but not limited to the exercise or purchase price (if any), any condition, restriction, or limitation on receipt or retention, any vesting schedule and vesting terms, including performance-related vesting terms, and any forfeiture restrictions or waiver thereof,

(d)              determine whether, to what extent, and under what circumstances Awards are to operate on a tandem basis or in conjunction with or apart from other awards made by the Company outside of this Plan,

(e)              determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing,

(f)                determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award must or may be deferred either automatically or at the election of the Participant,

(g)               modify, waive, amend, or adjust the terms and conditions of any Award,

(h)               determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option,

(i)                determine whether to require a Participant, as a condition of the granting, retention, or settlement of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise, vesting, or settlement of an Award for a specified period of time following the date of the acquisition of such Award or Shares,

(j)                 modify, extend, or renew an Award,

(k)               determine how the Disability, death, retirement, authorized leave of absence, or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, the Participant or the Participant’s legal representative, conservator, guardian, or beneficiary may exercise rights under the Award, if applicable,

(l)                 adopt, alter, and repeal administrative rules, guidelines, and practices governing this Plan,

(m)             construe and interpret the terms and provisions of this Plan and any Award (and any agreements or sub-plans relating thereto),

(n)               correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent that it deems necessary to effectuate the purpose and intent of this Plan, and

(o)               adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the laws of any domestic or foreign jurisdictions to satisfy or accommodate such laws or to qualify for preferred tax treatment thereunder.

3.2           Designation of Consultants; Delegation of Authority.

(a)               The Committee may employ such legal counsel, consultants, and agents as it deems desirable for the administration of this Plan and may in good faith rely upon any opinion or calculation received from any of them. The Company will pay for all expenses incurred in connection with any such engagement. To the maximum extent permitted by Applicable Law, neither the Board, the Committee, nor any of their respective members or delegates, nor any third party engaged pursuant to this Section 3.2, will be liable for any action or determination made in good faith with respect to this Plan or any Award.

(b)               The Committee may delegate any or all of its powers and duties under this Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions (including executing agreements or other documents on behalf of the Committee) and to grant Awards, provided that such delegation does not (i) violate Applicable Law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in this Plan to the “Committee” are deemed to include any subcommittee or person to whom the Committee has delegated such powers. No such delegation will limit the right of such subcommittee members or officers to receive Awards; provided, however, that no such delegate may cause the Company to grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also designate employees or professional advisors who are not officers of the Company or members of the Board to assist in administering this Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.

3.3           Administrative Discretion; Decisions Final. Each decision, interpretation, and other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members), or any of their respective delegates, arising out of or in connection with this Plan may be made in the absolute discretion of all and each of them, as the case may be, and will be final, binding, and conclusive on the Company and all employees and other services providers, including prospective employees and service providers, and all Participants, and their respective heirs, executors, administrators, successors, and assigns.

3.4           Indemnification. To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, the Company will indemnify and hold harmless each officer and employee of the Company and its Affiliates, and each member of the Committee or the Board, whether during or after his or her service with the Company and its Affiliates, against all costs and expenses (including reasonable fees of counsel acceptable to the Committee) and liabilities (including any sum paid in settlement of a claim with the approval of the Committee), arising out of any act or omission to act that is authorized by the terms of this Plan in connection with the administration of this Plan, and will advance amounts necessary to pay the foregoing as incurred, except in any case to the extent arising out of such person’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification that such person has under Applicable Law, contract with the Company, or under the articles or by-laws of the Company or any of its Affiliates.

ARTICLE IV.

SHARE LIMITATIONS

4.1           Shares. The aggregate number of Shares that the Company may issue or deliver pursuant to this Plan may not exceed 3,000,000 Shares (subject to any increase or decrease pursuant to this ARTICLE IV), which Shares may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The number of Shares that the Company may issue or deliver pursuant to this Plan will increase on January 1 of each calendar year from 2027 through 2036 by the lesser of (a) 5% of the aggregate number of Shares and prefunded warrants to purchase Shares outstanding on December 31 of the immediately preceding calendar year and (b) such smaller number of Shares determined by the Board. The aggregate number of Shares that the Company may issue or deliver with respect to any Incentive Stock Option may not exceed 3,000,000 Shares (subject to any increase or decrease pursuant to Section 4.3). Notwithstanding anything to the contrary contained herein, Shares subject to an Award or any award under the Prior Plan (a “Prior Plan Award”) will again be made available for issuance or delivery under this Plan if such Shares are (i) delivered, withheld, or surrendered in payment of the exercise or purchase price of an Award or Prior Plan Award, (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation, or (iii) subject to a stock-settled Award or Prior Plan Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award or Prior Plan Award related.

4.2           Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards will not count against the Shares authorized for grant under this Plan (nor will Shares subject to a Substitute Award be added to the Shares available for Awards under this Plan as provided under Section 4.1 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under this Plan, as set forth in Section 4.1 above. Additionally, if a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination, or if such consideration is in the form of cash, such exchange ratio or other adjustment or valuation ratio or formula determined by the Committee as referring to the ratio between such cash consideration and the Fair Market Value of the Shares at the time of such transaction) may be used for Awards under this Plan without reducing the Shares authorized for issuance or delivery pursuant to this Plan (and Shares subject to such Awards will not be added back to the Shares available for Awards under this Plan as provided under Section 4.1 above); provided that Awards using such available shares may not be granted after the last date on which awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may be granted only to individuals who were not Eligible Employees or Non-Employee Directors prior to such acquisition or combination.

4.3           Adjustments.

(a)               The existence of this Plan and the Awards granted hereunder will not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger, amalgamation, arrangement, or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

(b)               Subject to the provisions of ARTICLE IX:

(i)              If the Company at any time subdivides the outstanding Shares into a greater number of Shares (by any split, recapitalization, or otherwise), or combines its outstanding Shares into a lesser number of Shares (by reverse split, combination, or otherwise), then the Committee will, to the extent that it deems necessary, adjust the respective exercise prices for outstanding Awards subject to exercise and the number of Shares covered by outstanding Awards to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

(ii)             Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, amalgamation, arrangement, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Shares are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then the Committee will, to the extent that it deems necessary, adjust (A) the aggregate number or kind of securities that thereafter may be issued or delivered pursuant to this Plan, (B) the number or kind of securities or other property (including cash) to be issued or delivered pursuant to Awards (including as a result of the assumption of this Plan and the obligations hereunder by a successor entity, as applicable), and (C) the exercise or purchase price thereof to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

(iii)            If there occurs any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or (ii), or any conversion, adjustment, or issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee will, to the extent that it deems necessary, adjust any Award and make such other adjustments to this Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

(iv)           If the equity interests of the Company are split up, converted, exchanged, reclassified, or in any way substituted for, or if any equity issuance, capital contribution, or other unusual or nonrecurring event occurs (including any acquisition or disposition of any line of business or other material assets), then the Committee may (but will have no obligation to) adjust any Awards outstanding (including any terms and conditions of Awards or any formula for determining the value of any Award) in a manner that the Committee deems appropriate to prevent the enlargement or dilution of the intended rights of the applicable Participant(s), and no such adjustment will be deemed an amendment to any Award or this Plan that is subject to ARTICLE 10 hereof.

(v)            Except as expressly determined by the Committee pursuant to this Section 4.3 or in the applicable Award Agreement, no Participant will have any additional rights under this Plan by reason of any transaction or event described in this Section 4.3.

4.4           Annual Limit on Non-Employee Director Compensation. In each calendar year during any part of which this Plan is in effect, a Non-Employee Director may not receive Awards for service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of US$750,000 (or US$1,000,000 in a Non-Employee Director’s first year of service (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes)); provided, that for any calendar year in which a Non-Employee Director (i) serves on a special committee of the Board or (ii) serves as lead director or non-executive chair of the Board, additional compensation may be provided to such Non-Employee Director in excess of such limit with respect to such Non-Employee Director; provided, further, that the limit set forth in this Section 4.4 will apply without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.

ARTICLE V.

GENERALLY APPLICABLE TERMS OF AWARDS AND PARTICIPATION

5.1           General Eligibility. All current and prospective Eligible Individuals are eligible to receive Awards as the Committee determines. No Eligible Individual is entitled to any automatic grant of Awards. In addition to any other terms and conditions in the applicable Award Agreement, the right to vest, exercise and receive Shares, cash, or other property in settlement of, Awards granted to a prospective Eligible Individual are conditioned upon such individual’s commencement of service as an Eligible Employee, Consultant, or Non-Employee Director, as applicable.

5.2           Terms and Conditions of Awards. Each Award will be evidenced by, and subject to, an Award Agreement and will be subject to the terms, conditions, and limitations in this Plan. Awards may be granted alone or in addition to, or in tandem with, other Awards.

5.3           Vesting, Exercisability, and Settlement. The Committee will determine and set forth in the applicable Award Agreement at the time of grant the terms (including performance-vesting terms), conditions, and periods for vesting into, forfeiting, and if applicable, exercise or settlement of, each Award, and the Committee may, but is not required to, provide for an acceleration of vesting and, if applicable, exercisability upon the occurrence of one or more specified events.

5.4           Non-Transferability. Participants may not transfer Awards other than by will or by the laws of descent and distribution, and Awards subject to exercise may not be exercised during the Participant’s lifetime other than by the Participant. Notwithstanding the foregoing, the Committee may determine that an Award that is otherwise not transferable pursuant to this Section 5.4 may be transferred to a Family Member of the Participant in whole or in part. An Award that is transferred to a Family Member pursuant to the preceding sentence (a) may not be subsequently transferred other than by will or by the laws of descent and distribution and (b) remains subject to the terms of this Plan and the applicable Award Agreement as if retained by the original grantee. A Participant may not transfer any Shares issued in respect of any Award until such shares vest in accordance with the terms of the applicable Award Agreement.

5.5           No Rights as a Shareholder. No Participant will have any rights as a shareholder in respect of Shares subject to any Award, including, without limitation, the right to receive dividends, the right to vote such Shares, and the right to tender such shares, unless and until the Company issues or delivers such Shares to the Participant and all other terms and conditions hereunder are satisfied.

5.6           Deferral of Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares, or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

5.7           Non-Exempt Employees. No Stock Option, whether or not vested, granted to a Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Shares until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a corporate transaction in which such Award is not assumed, continued, or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement between the Participant and the Company or one of its Affiliates or, in the absence of any such definition, in accordance with the Company’s then-current employment policies and guidelines). This Section 5.7 is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Option will be exempt from his or her regular rate of pay.

ARTICLE VI.

STOCK OPTIONS

6.1           Stock Option Designation. The applicable Award Agreement evidencing a Stock Option must designate such Stock Option as either an Incentive Stock Option or a Non-Qualified Stock Option.

6.2           Exercise Price. The Committee will determine the exercise price per Share of each Stock Option at the time of grant, and the per-Share exercise price may not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder, 110%) of the Fair Market Value on the date of grant. Notwithstanding the foregoing, the per-Share exercise price of a Stock Option that is a Substitute Award may be less than the Fair Market Value on the date of grant, provided that such exercise price is determined in a manner consistent with Section 409A, or Section 7(1.4) of the Income Tax Act (Canada), as applicable, and, if applicable, Section 424(a) of the Code.

6.3           Exercise Period. The Committee will determine the length of the exercise period of each Stock Option at the time of grant, and such exercise period may not extend beyond ten years (or, in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder, five years) after the grant date.

6.4           Exercisability. Unless otherwise determined by the Committee, if the exercise of a Non-Qualified Stock Option within the permitted time periods is prohibited because such exercise would violate Applicable Law, the Company’s insider trading policy (including any blackout periods), or a “lock-up” agreement entered into in connection with the issuance of securities by the Company, then the expiration of exercise period will extend until the date that is 30 calendar days after the end of the period during which such prohibition exists, but in no event beyond the original term of such Award.

6.5           Method of Exercise. To the extent vested and exercisable and not subject to any prohibition on exercise contemplated by Section 6.4, a Participant may exercise any Stock Option in whole or in part at any time during its term by giving written notice of exercise (which may be electronic) to the Company specifying the number of Shares subject to exercise, together with payment in full of the exercise price (which will equal the product of such number of Shares to be purchased multiplied by the applicable per-Share exercise price). The Participant must deliver such notice and pay the exercise price and applicable tax withholdings per Section 12.4 on such terms and conditions as the Company determines from time to time or as set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that would otherwise be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or Shares with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of Shares acquired on exercise, all to the extent permitted by Applicable Law. The Company will not issue any Shares without payment.

6.6            Termination. Unless the Committee determines otherwise at the time of grant or, if no rights of the Participant are materially impaired, thereafter, and subject to the provisions of the applicable Award Agreement, Stock Options will remain exercisable following a Participant’s Termination of Service as follows:

(a)               Termination by Death or Disability. If a Participant’s Termination of Service is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that in the event of a Participant’s Termination of Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant will thereafter be exercisable, to the same extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Awards.

(b)               Involuntary Termination Without Cause. If a Participant’s Termination of Service is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of 90 days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Awards.

(c)               Voluntary Resignation. If a Participant’s Termination of Service is voluntary (other than a voluntary termination described in Section 6.6(d)), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of 90 days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Awards.

(d)               Termination for Cause. If a Participant’s Termination of Service (i) is for Cause or (ii) is a voluntary Termination of Service (as provided in Section 6.6(c)) after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Stock Options, whether vested or not vested, that are held by such Participant will thereupon immediately terminate and expire as of the date of such Termination of Service.

(e)               Unvested Stock Options. Stock Options that are not vested as of the date of a Participant’s Termination of Service for any reason will terminate and expire as of the date of such Termination of Service.

6.7           Incentive Stock Option Limitations. Notwithstanding anything herein to the contrary, only Eligible Employees who are employees of the Company, its Parents, or its Subsidiaries are eligible to receive Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan or any other stock option plan of the Company, any Parent, or any Subsidiary exceeds $100,000, such Stock Options will be treated as Non-Qualified Stock Options without regard to whether the Award Agreement designates them as Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Parent, or any Subsidiary at all times from the time a Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option will be treated as a Non-Qualified Stock Option without regard to whether the Award Agreement designates it as an Incentive Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly without the necessity of obtaining the approval of the shareholders of the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify will constitute a separate Non-Qualified Stock Option.

6.8           Modification, Extension, and Renewal of Stock Options. The Committee may (i) modify, extend, or renew outstanding Stock Options (provided that the rights of a Participant are not materially impaired without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A), and (ii) accept the surrender of outstanding Stock Options and authorize the granting of new Stock Options in substitution therefor. Notwithstanding the foregoing, the Committee may not modify any outstanding Stock Option to reduce its exercise price or substitute a surrendered Stock Option with a new Stock Option with a lower exercise price (other than in connection with adjustments or substitutions in accordance with ARTICLE IV), unless such action is approved by the shareholders of the Company or if such outstanding Stock Option is subject to Section 7 of the Income Tax Act (Canada), any such exchange of Stock Options is implemented in a manner consistent with Section 7(1.4) of Income Tax Act (Canada).

6.9           Automatic Exercise. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option (other than a Non-Qualified Stock Option that is subject to Section 7 of the Income Tax Act (Canada)) on a cashless basis on the last day of the term of such Stock Option, to the extent then exercisable, if the Participant has failed to exercise the Stock Option as of such date, and if the Fair Market Value of the Shares underlying the Stock Option exceeds the exercise price of such Stock Option on the date of expiration, subject to Section 12.4.

ARTICLE VII.

RESTRICTED STOCK UNITS

7.1           Restricted Stock Units.

(a)               Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)               Dividend Equivalent Rights. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with Dividend Equivalent Rights. Dividend Equivalent Rights may be paid to the Participant currently or credited to an account for the Participant, settled in cash or Shares, and subject to the same restrictions on transferability and vesting conditions as the Restricted Stock Units to which the Dividend Equivalent Rights relate and subject to other terms and conditions as set forth in the Award Agreement.

(c)               Termination. Unless the Committee determines otherwise at the time of grant or, if no rights of the Participant are materially impaired, thereafter, and subject to the provisions of the applicable Award Agreement, all Restricted Stock Units that are not vested as of the Participant’s Termination of Service for any reason will be forfeited without payment to the Participant or to any other Person.

ARTICLE VIII.

OTHER STOCK-BASED

The Committee is authorized to cause the Company to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, and Awards valued by reference to the book value of Shares.

ARTICLE IX.

CHANGE IN CONTROL PROVISIONS

Upon a Change in Control, and except as otherwise provided by the Committee in an Award Agreement or any applicable employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant, a Participant’s unvested Awards will not vest automatically and will be treated in accordance with one or more of the following methods as determined by the Committee:

9.1           Assumption. Awards, whether or not then vested, will be continued, be assumed, or have new rights substituted therefor, in a manner consistent with the requirements of Section 409A or Section 7(1.4) of the Income Tax Act (Canada), as applicable, and any applicable vesting or other restrictions will not lapse, upon the Change in Control, and the Award will receive the Change in Control consideration consistent with the other shareholders on such terms as determined by the Committee; provided, that the Committee may decide to award additional Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option must comply with the requirements of Treasury Regulation Section 1.424-1.

9.2           Settlement and Cancellation. Awards may be settled by the Company for an amount of cash equal to the excess (if any) of the Change in Control Price of the Shares covered by such Awards over the aggregate exercise price of such Awards (if applicable); provided, however, that if the exercise price of a Stock Option exceeds the Change in Control Price, such Award may be canceled for no consideration; provided, further, that with respect to any Award subject to Section 7 of the Income Tax Act (Canada), any settlement of such Award in cash shall require the surrender by of such Award by the Participant.

9.3            Termination. The Committee may terminate all outstanding and unexercised Awards subject to exercise, effective as of the closing date of the Change in Control, by delivering notice of termination to each Participant at least 20 days prior to such closing date, in which case during the period from the date on which such notice of termination is delivered to such closing date, each such Participant will have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise will be contingent on the closing of the Change in Control, and if the Change in Control does not close within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void.

9.4           Vesting Acceleration. Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

ARTICLE X.

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that Plan complies with Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be materially impaired without the consent of such Participant and, provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may (a) increase the aggregate number of Shares issuable under this Plan (except by operation of Section 4.1); (b) change the classification of individuals eligible to receive Awards; (c) reduce the exercise price of any Stock Option; (d) grant any new Stock Option or other Award subject to exercise in substitution for, or upon the cancellation of, any previously granted Award that has the effect of reducing the exercise price thereof; (e) exchange any Stock Option for Shares, cash, or other consideration when the exercise price per Share under such Stock Option exceeds the Fair Market Value of a Share; or (f) take any action that would be considered a “repricing” of a Stock Option under the applicable listing standards of the national exchange on which the Shares are listed (if any). Notwithstanding anything herein to the contrary, the Board or the Committee may amend this Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to ARTICLE IV or as otherwise specifically provided herein, no such amendment or other action by the Committee may materially impair the rights of any Participant without the Participant’s consent.

ARTICLE XI.

UNFUNDED STATUS OF PLAN

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but that is not yet made to a Participant by the Company, nothing contained herein will give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XII.

GENERAL PROVISIONS

12.1         Lock-Up; Legend. The Committee may require each person receiving Shares pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from directly or indirectly selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter or the Company. In addition to any legend required by this Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under this Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.

12.2        Other Plans. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

12.3         No Right to Continued Service. Neither this Plan nor the grant of any Award hereunder gives any Participant or other employee, Consultant, or Non-Employee Director any right to continued employment or service with the Company or any Affiliate or limits the Company or any Affiliate in any way to terminate such employment, consultancy, or directorship at any time.

12.4         Withholding of Taxes. Each Participant is required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of all income tax, social insurance contributions, and other applicable taxes that are required to be paid by the Participant in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof), (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability, or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

12.5         Fractional Shares. No fractional Shares may be issued or delivered pursuant to this Plan. The Committee will determine whether cash, additional Awards, or other securities or property will be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

12.6         No Assignment of Benefits. No Award or other benefit payable under this Plan will, except as otherwise specifically provided in this Plan or under Applicable Law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit will be void, and no such benefit will in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who is entitled to such benefit, nor will it be subject to attachment or legal process for or against such person.

12.7         Clawbacks; Detrimental Conduct.

(a)               Clawbacks. All Awards, and all payments, benefits, and realizations with respect thereto, will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any clawback or similar policy of the Company or any Affiliate or any Applicable Law. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s or its Affiliate’s application, implementation, and enforcement of any clawback or similar policy of the Company or its Affiliate that may apply to the Participant, whether adopted before or after the Effective Date or the grant date of any Award, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(b)              Detrimental Conduct. Except as otherwise determined by the Committee, notwithstanding any other term or condition of this Plan, if a Participant engages in Detrimental Conduct, whether during or after the Participant’s service, in addition to any other penalties or restrictions that may apply under this Plan, Applicable Law, or otherwise, the Participant must forfeit or pay, or cause any permitted transferees to pay, to the Company the following:

(i)              any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable,

(ii)             any cash or Shares received by the Participant in connection with this Plan within the 36-month period immediately preceding the date on which the Company determines the Participant has engaged in Detrimental Conduct, less any exercise price or purchase price paid therefor, and

(iii)            the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant under this Plan within the 36-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct.

12.8         Listing and Other Conditions.

(a)               Unless otherwise determined by the Committee, as long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award will be conditioned upon such Shares’ being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Stock Option or other Award with respect to such Shares will be suspended until such listing has been made effective.

(b)               If at any time counsel to the Company advises the Company that any sale or delivery of Shares pursuant to an Award is or may be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Stock Option or other Award will be suspended until such sale or delivery is, based on the advice of said counsel, lawful or will not result in the imposition of excise taxes on the Company.

(c)               Upon termination of any period of suspension under this Section 12.8, any Award affected by such suspension that has not then yet expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.

(d)               A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval that the Committee deems necessary or appropriate.

12.9         Governing Law. This Plan and actions taken in connection herewith are governed by, and should be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein, without reference to principles of conflict of laws.

12.10       Construction. Wherever any words are used in this Plan in the masculine gender, they should be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form, they should be construed as though they were also used in the plural form in all cases where they would so apply.

12.11       Other Benefits. No Award granted or paid out under this Plan will be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.12      No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same as any previously granted Awards.

12.13       Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence that the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

12.14       Section 16(b) of the Exchange Act. The Company intends that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act with respect to Awards. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 12.14, such provision should be interpreted or deemed amended so as to avoid such conflict.

12.15       Section 409A. This Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A and should be construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it will be paid in a manner that will comply with Section 409A. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with the foregoing intent will be deemed to be amended to comply with or be exempt from Section 409A as determined by the Committee, and to the extent that such provision cannot be amended to comply therewith or be exempt therefrom, such provision will be null and void. The Company will have no liability to a Participant, or any other Person, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company, and if any amount or benefit under this Plan becomes subject to penalties under or by operation of Section 409A, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company or any Affiliate. Notwithstanding any contrary provision in this Plan or Award Agreement, any payments in respect of an Award constituting a “deferral of compensation” within the meaning of Section 409A that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service will be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period without interest.

12.16       Data Privacy. As a condition to receiving any Award, each Participant explicitly and unambiguously consents to the collection, use, and disclosure, in electronic or other form, of personal information as described in this Section 12.16 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may collect, hold, and use certain personal information about a Participant, including but not limited to the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to disclosing the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each disclose the Data to any third parties assisting them in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and disclose the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite disclosure of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Committee may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any or all outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

12.17       Successor and Assigns. This Plan is binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

12.18       Severability of Provisions. If any provision of this Plan are held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and this Plan should be construed and enforced as if such provisions had not been included.

12.19      Headings and Captions. The headings and captions herein are provided for reference and convenience only, should not be considered part of this Plan, and may not be employed in the construction of this Plan.

ARTICLE XIII.

PLAN EFFECTIVENESS

13.1         Effective Date of Plan. This Plan became effective on March 13, 2026, which is the date of its adoption by the Board, subject to the approval of this Plan by the shareholders of the Company in accordance with the shareholder voting rules applicable to the Company under Applicable Law and its organization documents.

13.2         Expiration of Plan. No Award may be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date on which this Plan was adopted by the Board or the date of shareholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

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